Calculation of Filing Fee Tables
S-3
CoreWeave, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.000005 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Class A Common Stock, par value $0.000005 per share	Other	9,174,311	$ 106.275	$ 974,999,901.53	0.0001381	$ 134,647.49
Fees to be Paid	3	Equity	Preferred Stock, par value $0.000005 per share	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001381
Fees to be Paid	7	Other	Units	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 974,999,901.53		$ 134,647.49
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 134,647.49
Offering Note
[1]	(a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Common Stock on May 29, 2026 as reported on The Nasdaq Global Select Market, which was approximately $106.275 per share. (b) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, other than the registration fee due in connection with the 9,174,311 shares of Class A Common Stock that may be sold from time to time by Jane Street Singapore Pte. Limited ("Jane Street") or its permitted transferees. In connection with the securities offered hereby, other than the securities to be offered and sold by Jane Street, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

[2]	(a) See note 1(a). (b) Consists of 9,174,311 shares of Class A Common Stock registered for resale by Jane Street or its permitted transferees, which resale has not previously been registered.

[3]	(a) See Note 1 (a). (b) See Note 1 (b). (c) See Note 1 (c).

[4]	(a) See Note 1(a). (b) See Note 1(b). (c) See Note 1(c).

[5]	(a) See Note 1 (a). (b) See Note 1 (b). (c) See Note 1 (c).

[6]	(a) See Note 1 (a). (b) See Note 1 (b). (c) See Note 1 (c).

[7]	(a) See Note 1 (a). (b) See Note 1 (b). (c) See Note 1 (c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date